Exhibit 13

                    Schedule For Computation of Performance

The performance that appears in Table 1 for the Small Plan Contract of the SAI was calculated by reducing the annual total return of the underlying fund by the maximum expense charge of 1.20%. The 0.90% charge is composed of the 0.15% charge for mortality and expense risk and the maximum 1.05% charge for administration. For standardized return, we then assume that the maximum possible withdrawal charge was withdrawn at the end of the period. The following example shows how we calculated the "life of the subaccount" return for the Prudential Value Portfolio:


===========================================================================
Gross Average  | Mortality and         |            | "Hypothetical"
Annual Total   | Expense Risk and      | Maximum    | Average Annual
Return Period  | Maximum               | Withdrawal | Total Return
Ended 12/31/01 | Administrative Charge | Charge     | Period Ended 12/31/01
---------------|-----------------------|------------|----------------------
-2.08%         | 1.20%                 | 5%         | -3.12%
---------------|-----------------------|------------|----------------------
               |                       |            |
---------------|-----------------------|------------|----------------------
               |                       |            |
---------------|-----------------------|------------|----------------------
               |                       |            |
==========================================================================

                                                                      Exhibit 13


                    Schedule For Computation of Performance

The performance that appears in Table 1 for Contracts Other Than The Small Plan Contract of the SAI was calculated by reducing the annual total return of the underlying fund by the maximum expense charge of 1.00%. The 1.00% charge is composed of the 0.15% charge for mortality and expense risk and the maximum .85% charge for administration. For standardized return, we then assume that the maximum possible withdrawal charge was withdrawn at the end of the period. The following example shows how we calculated the "life of the subaccount" return for the Prudential Value Portfolio:


===========================================================================
Gross Average  | Mortality and         |            | "Hypothetical"
Annual Total   | Expense Risk and      | Maximum    | Average Annual
Return Period  | Maximum               | Withdrawal | Total Return
Ended 12/31/01 | Administrative Charge | Charge     | Period Ended 12/31/01
---------------|-----------------------|------------|----------------------
-2.08%         | 1.00%                 | 5%         | -2.93%
---------------|-----------------------|------------|----------------------
               |                       |            |
---------------|-----------------------|------------|----------------------
               |                       |            |
---------------|-----------------------|------------|----------------------
               |                       |            |
===========================================================================